Exhibit 99.1

CCUR HOLDINGS BUILDS MCA OPERATIONS MOMENTUM; REPORTS

EARNINGS PER SHARE OF $0.31 FOR FISCAL YEAR 2020 SECOND QUARTER &

OPERATING CASH FLOW OF $1.5 MILLION

DULUTH, GA, FEBRUARY 5, 2020 – CCUR Holdings, Inc. (OTCQB: CCUR) today reported net income attributable to its stockholders of $2,737,000, or $0.31 per share, for the second quarter of fiscal year 2020. During the prior fiscal year period, the Company reported a net loss of $1,530,000, or $0.17 per share.

Revenue for the quarter increased to $1,787,000 compared to $370,000 during the prior fiscal year period. The revenue increase is primarily due to Merchant Cash Advance (MCA) revenue of $1,440,000 compared to $185,000 in the second quarter of fiscal year 2019. Revenue from interest on loans increased 88% to $347,000. Other interest, dividend and investment income for the period totaled $2,361,000 compared to a loss of $639,000 in the prior fiscal year second quarter.

“We had another strong quarter and have now generated net income for four consecutive quarters,” said Wayne Barr, President and CEO. “Our initial MCA business segment strategy is now fully deployed, and I believe our marketing efforts and the organizational infrastructure are catalysts for building on our current success. As we enter the second half of fiscal year 2020, the results from our business plan are enabling our Board to continue to evaluate capital allocation alternatives, which, as previously disclosed, could potentially include a limited return of capital to stockholders through a special distribution, while we continue to execute our growth strategy.”

Selling, General and Administrative expenses for the second quarter of fiscal year 2020 increased to $1,307,000 compared to $792,000. The increase in these operating expenses reflects the investments the Company made to execute on its MCA operations segment strategy and focus on business development. As a result of these investments, management believes it has put in place the team and resources to meet its growth objectives. Total operating expenses for the second quarter of fiscal year 2020 were $1,196,000 and included a $180,000 provision for MCA losses. Operating cash flow for the second quarter of fiscal year 2020 was $1,543,000.

The Company’s operating income for the second quarter of fiscal year 2020 was $591,000 as compared to an operating loss of $917,000 for the second quarter of fiscal year 2019. Total working capital as of December 31, 2019 was $50.2 million as compared with $48.8 million as of June 30, 2019.

Six Month Results

Revenue for the six months ended December 31, 2019 was $3,518,000 compared to $536,000 for the six months ended December 31, 2018. The revenue increase reflects the growth of the Company’s MCA business, which was $2,888,000 compared to $316,000 for the prior fiscal year six-month period. Revenue from interest on loans was $630,000 for the first six months of fiscal year 2020, compared to $220,000 for the first six months of fiscal year 2019. Other interest income, realized and unrealized gains on investments, net for the first six-months of fiscal year 2020 totaled $6,043,000 compared to a $50,000 loss in the comparable prior fiscal year period. The Company reported net income attributable to its stockholders of $6,143,000, or $0.70 per share, for the first six months of fiscal year 2020, compared to a net loss of $1,533,000, or $0.17 per share, for the comparable prior fiscal year period. The Company generated operating cash flow of $2,080,000 for the first six months of fiscal year 2020.

On December 10, 2019, the Company announced that its Board of Directors initiated a review of capital allocation alternatives to maximize stockholder value, including a potential limited return of capital to stockholders through a special distribution.  This review is continuing and there can be no assurances given regarding the outcome and timing of the review process.

About CCUR Holdings, Inc.

CCUR Holdings, Inc. (“CCUR”) operates MCA and real estate business segments through its subsidiaries Recur Holdings LLC and LM Capital Solutions, LLC and actively pursues other business opportunities to maximize the value of its assets through evaluation of additional operating businesses or assets for acquisition. More information on the Company is available at www.ccurholdings.com.

Forward Looking Statements

Certain statements made or incorporated by reference herein may constitute “forward-looking statements” within the meaning of federal securities laws. When used or incorporated by reference in this report, the words “believes,” “expects,” “estimates,” “anticipates,” and similar expressions are intended to identify forward-looking statements. Statements regarding future events and developments such as future financial performance or returns, as well as expectations, beliefs, plans, estimates or projections relating to the future and current assessments of business opportunities, are forward-looking statements within the meaning of these laws. These statements are based on beliefs and assumptions of CCUR’s management, which are based on currently available information. Except for the historical information contained herein, the matters discussed in this communication may contain forward-looking statements that involve risks and uncertainties that may cause CCUR’s actual results to be materially different from such forward-looking statements and could materially adversely affect its business, financial condition, operating results and cash flows. These risks and uncertainties include, but are not limited to, CCUR’s ability to successfully negotiate, perform due diligence and consummate any additional acquisitions, expected cash and liquidity positions, expected financial performance and revenue streams, market fluctuations in or material financial or regulatory changes impacting the MCA and real estate industry and general business conditions, as well as other risks listed in the Company’s Form 10-K filed on August 28, 2019 and subsequent quarterly reports filed with the Securities and Exchange Commission and risk and uncertainties not presently known to CCUR or that CCUR currently deems immaterial.

CCUR wishes to caution against placing undue reliance on any forward-looking statements, which speak only as of the date on which they were made. CCUR does not undertake any obligation to update forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

(Tables to follow)

Contact:

Michael Polyviou

mpolyviou@evcgroup.com

732-933-2755

CCUR HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except share and per share data)

	December 31, 2019	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$12,043	$8,083
Equity securities, fair value	5,639	7,405
Fixed maturity securities, available-for-sale, fair value	22,776	20,393
Current maturities of mortgage and commercial loans receivable	637	3,184
Advances receivable, net	9,353	9,389
Prepaid expenses and other current assets	2,202	1,779
Total current assets	52,650	50,233

Land investment	3,546	3,265
Deferred income taxes, net	237	475
Mortgage and commercial loans receivable, net of current maturities	6,490	3,680
Definite-lived intangibles, net	2,671	2,910
Goodwill	1,260	1,260
Other long-term assets, net	580	651
Total assets	$67,434	$62,474

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$886	$660
Notes payable, current	1,600	-
Contingent consideration, current	-	750
Total current liabilities	2,486	1,410

Long-term liabilities:
Pension liability	4,086	4,136
Contingent consideration, long-term	2,690	2,340
Long-term debt	-	1,600
Other long-term liabilities	535	632
Total liabilities	9,797	10,118

Stockholders' equity:
Shares of common stock, par value $0.01; 14,000,000 authorized; 8,761,156 and 8,756,156 issued and outstanding at December 31, 2019, and June 30, 2019, respectively	87	87
Capital in excess of par value	209,076	208,881
Non-controlling interest	1,214	762
Accumulated deficit	(144,652)	(150,795)
Accumulated other comprehensive loss	(8,088)	(6,579)
Total stockholders' equity	57,637	52,356
Total liabilities, non-controlling interest, and stockholders' equity	$67,434	$62,474

CCUR HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Revenues:
Merchant cash advance fees and other revenue	$1,440	$185	$2,888	$316
Interest on mortgage and commercial loans	347	185	630	220
Total revenues	1,787	370	3,518	536
Operating expenses:
Selling, general and administrative expense	1,307	792	2,641	1,627
Change in fair value of contingent consideration	(410)	-	(400)	-
Amortization of purchased intangibles	119	-	239	-
Provision for credit losses on advances	180	495	396	495
Total operating expenses	1,196	1,287	2,876	2,122
Operating income (loss)	591	(917)	642	(1,586)

Other interest income	2,145	890	4,282	1,735
Realized gain on investments, net	843	-	1,919	201
Unrealized loss on equity securities, net	(627)	(1,529)	(158)	(1,986)
Other income, net	65	26	66	105
Income (loss) before income taxes	3,017	(1,530)	6,751	(1,531)
(Benefit) Provision for income taxes	(17)	-	156	2

Net income (loss)	3,034	(1,530)	6,595	(1,533)
Less: Net income attributable to non-controlling interest	(297)	-	(452)	-
Net income (loss) attributable to CCUR Holdings, Inc. stockholders	$2,737	$(1,530)	$6,143	$(1,533)

Earnings (loss) per share attributable to CCUR Holdings, Inc. stockholders
Basic	$0.31	$(0.17)	$0.70	$(0.17)
Diluted	$0.31	$(0.17)	$0.70	$(0.17)
Weighted average shares outstanding - basic	8,758,710	9,034,368	8,757,433	9,069,947
Weighted average shares outstanding - diluted	8,840,870	9,034,368	8,825,583	9,069,947

CCUR HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended
	December 31, 2019	September 30, 2019
Revenues:
Merchant cash advance fees and other revenue	$1,440	$1,448
Interest on mortgage and commercial loans	347	283
Total revenues	1,787	1,731
Operating expenses:
Selling, general and administrative expense	1,307	1,334
Change in fair value of contingent consideration	(410)	10
Amortization of purchased intangibles	119	120
Provision for credit losses on advances	180	216
Total operating expenses	1,196	1,680
Operating income	591	51

Other interest income	2,145	2,137
Realized gain on investments, net	843	1,076
Unrealized (loss) gain on equity securities, net	(627)	469
Other income, net	65	1
Income before income taxes	3,017	3,734
(Benefit) Provision for income taxes	(17)	173
Net income	3,034	3,561
Less: Net income attributable to non-controlling interest	(297)	(155)
Net income attributable to CCUR Holdings, Inc. stockholders	$2,737	$3,406
Earnings per share attributable to CCUR Holdings, Inc. stockholders
Basic	$0.31	$0.39
Diluted	$0.31	$0.39
Weighted average shares outstanding - basic	8,758,710	8,756,156
Weighted average shares outstanding - diluted	8,840,870	8,809,572